TONY BAGLIORE CONCRETE, INC.

Audits of Financial Statements

December 31, 2016 and 2015

LAPORTE

CPAs & BUSINESS ADVISORS

Contents

LaPorte
CPAs & BUSINESS ADVISORS

LaPorte, APAC
1770 St. James Place | Suite 250
Houston, TX 77056
713.963.8008 | Fax 713.963.9052
LaPorte.com

Independent Auditor's Report

To the Shareholders'
Tony Bagliore Concrete, Inc.
Houston, Texas

Report on the Financial Statements
We have audited the accompanying financial statements of Tony Bagliore Concrete, Inc., (the Company) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, shareholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter

As detailed in Note 12 on April 9, 2017 the Company's shares of authorized, issued and outstanding common stock were acquired in business combination. As of April 9, 2017, the Company became a wholly owned subsidiary of the acquirer of those shares. The Company's outstanding long-term debt instruments were repaid in full as of the date of the business combination.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tony Bagliore Concrete, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

LaPorte

A Professional Accounting Corporation

Houston, Texas
June 20, 2017

TONY BAGLIORE CONCRETE, INC.
Balance Sheets
December 31, 2016 and 2015

	2016	2015
Assets		
Current Assets		
Cash and Cash Equivalents	$ 128,997	$ 1,070,870
Contracts Receivables	5,405,906	4,009,157
Prepaid Expenses	-	14,798
Other Receivable	8,550	20,662
Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts	111,608	150,060
Total Current Assets	5,655,061	5,265,547
Property and Equipment, Net	1,836,441	2,061,341
Total Assets	$ 7,491,502	$ 7,326,888
Liabilities and Shareholders' Equity		
Current Liabilities		
Accounts Payable	$ 2,748,285	$ 2,560,673
Accrued Liabilities	60,222	34,078
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	1,027,211	967,419
Current Portion of Long-Term Debt	373,351	493,627
Total Current Liabilities	4,209,069	4,055,797
Long-Term Liabilities		
Shareholder Loan	170,000	170,000
Notes Payable - Net of Current Portion	623,249	835,815
Total Long-Term Liabilities	793,249	1,005,815
Total Liabilities	5,002,318	5,061,612
Shareholders' Equity		
Common Stock (Par Value $100, 100 Shares Authorized and Outstanding)	10,000	10,000
Additional Paid-In Capital	33,000	33,000
Retained Earnings	2,446,184	2,222,276
Total Shareholders' Equity	2,489,184	2,265,276
Total Liabilities and Shareholders' Equity	$ 7,491,502	$ 7,326,888

The accompanying notes are an integral part of these financial statements.

TONY BAGLIORE CONCRETE, INC.
Statements of Operations
For the Years Ended December 31, 2016 and 2015

	2016	2015
Contract Revenues Earned	**$ 32,458,748**	$ 25,977,222
Cost of Contract Revenues	**29,614,660**	23,476,565
Gross Profit on Contracts	**2,844,088**	2,500,657
General Administrative Expenses	**1,159,488**	1,228,492
Income from Operations	**1,684,600**	1,272,165
Other Income (Expenses)		
Interest Expense	**(46,683)**	(52,270)
Other Income (Expense), Net	**13,334**	(21,374)
Total Other Income (Expenses), Net	**(33,349)**	(73,644)
Net Income	**$ 1,651,251**	$ 1,198,521

The accompanying notes are an integral part of these financial statements.

TONY BAGLIORE CONCRETE, INC.
Statements of Shareholders' Equity
For the Years Ended December 31, 2016 and 2015

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Shareholders' Equity
Balance, January 1, 2015	$ 10,000	$ 33,000	$ 2,043,246	$ 2,086,246
Distributions	-	-	(1,019,491)	(1,019,491)
Net Income	-	-	1,198,521	1,198,521
Balance, December 31, 2015	10,000	33,000	2,222,276	2,265,276
Distributions	-	-	(1,427,343)	(1,427,343)
Net Income	-	-	1,651,251	1,651,251
Balance, December 31, 2016	$ 10,000	$ 33,000	$ 2,446,184	$ 2,489,184

The accompanying notes are an integral part of these financial statements.

TONY BAGLIORE CONCRETE, INC.
Statements of Cash Flows
For the Years Ended December 31, 2016 and 2015

	2016	2015
Cash Flows from Operating Activities		
Net Income	$ 1,651,251	$ 1,198,521
Adjustments to Reconcile Net Income to Net Cash		
Provided by Operating Activities		
Depreciation	439,479	397,470
(Gain) (Loss) on Disposal of Assets	(1,500)	20,653
(Increase) Decrease in		
Contract Receivables	(1,396,749)	1,158,641
Prepaid Expenses	14,798	5,275
Other Receivables	12,112	(2,412)
Cost and Estimated Earnings in Excess of		
Billings on Uncompleted Contracts	38,452	(113,962)
Increase (Decrease) in		
Accounts Payable	187,612	107,127
Accrued Liabilities	26,144	(8,060)
Billings in Excess of Costs and		
Estimated Earnings on Uncompleted Contracts	59,792	(715,640)
Net Cash Provided by Operating Activities	1,031,391	2,047,613
Cash Flows from Investing Activities		
Purchase of Property and Equipment	(70,955)	(522,144)
Proceeds from Disposal of Assets	1,500	16,000
Net Cash Used in Investing Activities	(69,455)	(506,144)
Cash Flows from Financing Activities		
Shareholder Loan	-	170,000
Principal Payments on Long-Term Debt	(476,466)	(427,324)
Borrowings from Long-Term Debt	-	444,381
Distributions to Shareholders	(1,427,343)	(1,019,491)
Net Cash Used in Financing Activities	(1,903,809)	(832,434)
Net Change in Cash and Cash Equivalents	(941,873)	709,035
Cash and Cash Equivalents, Beginning of Year	1,070,870	361,835
Cash and Cash Equivalents, End of Year	$ 128,997	$ 1,070,870
Supplemental Disclosure of Cash Flow Information		
Cash Paid for During the Year:		
Interest Expense	$ 46,683	$ 52,270

The accompanying notes are an integral part of these financial statements.

Note 1. Nature of Business

Nature of Business

Tony Bagliore Concrete, Inc. (the Company) is a specialized trade contractor. The Company primarily performs concrete related site preparation and repair for commercial customers throughout the Central Texas area.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The Company maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Financial Statement Classification

As it relates to long-term construction contracts, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year. These assets and liabilities will be liquidated in the normal course of contract completion, which may extend beyond one year.

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Please refer to section use of estimates regarding uncertainties in estimating costs.

Contract costs include all direct material and labor costs as well as those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. General and administrative costs are charged to expense as incurred. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. The liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized.

Note 2. Summary of Significant Accounting Policies (Continued)

Contracts Receivable

Contracts receivable are recorded when invoices are issued. The Company provides an allowance for doubtful accounts when collection of an account is considered doubtful; and receivable are written off against the allowance when deemed uncollectible. Inherent in the assessment of the allowance for doubtful accounts are certain judgements and estimates including, among others, customer's willingness or ability to pay, general economic and market conditions and ongoing relationship with the customer. The Company believes no allowance for doubtful accounts was necessary at December 31, 2016 and 2015.

Impairment of Long-Lived Assets

The Company's review long-lived assets for impairment whenever events or circumstances indicated that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the years ended December 31, 2016 and 2015, there were no impairment losses recognized for long-lived assets.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares.

Accounting principles generally accepted in the United States of America provide accounting and disclosure guidance about positions taken by an entity in its tax returns that might be uncertain. The Company believes that it has appropriate support for any tax positions taken, and as such, does not have any uncertain tax positions that are material to the financial statements.

Contract Retainage

Many of the contracts under which the Company performs work contain retainage provisions. Retainage refers to that portion of billings made by the Company but held off payment by the customer pending satisfactory completion of the project. Unless reserved, the Company assumes that all amounts retained by customers under such provision are fully collectible. Retainage on active contracts is classified as a current asset regardless of the term of the contract. Retainage is generally collected within one year of the completion of a contract.

Note 2. Summary of Significant Accounting Policies (Continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which relates to the total estimated costs of uncomplete contracts. Management reevaluates all of its estimates and judgments on an on-going basis. Actual results could differ from those estimates.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense totaled approximately $21,670 and $24,601 for the year ended December 31, 2016 and 2015, respectively.

Cash and Cash Equivalents

For purposes of the statements of cash flow, the Company considers all highly liquid investments with insignificant interest rate risk purchased with a maturity of three months or less to be cash equivalents. In the normal course of business, the Company may maintain cash held at financial institutions in excess of the insured limit of $250,000, however, as of the balance sheets date the Company had $817,413 in excess of the insured limit.

Property and Equipment

Property and equipment are carried at cost. Repairs and maintenance are charged to cost of construction or general and administrative expenses. Renewals and betterments, which add significantly to the utility or useful life of the asset, are capitalized. Upon retirement or disposition of assets, related gains or losses are reflected in operations.

Depreciation for financial statement purposes is calculated using the straight-line method based on the following range of estimated useful lives:

Building and Improvements	39 years
Office Furniture and Equipment	5 - 7 years
Vehicles and Equipment	5 - 7 years

Depreciation expense for 2016 and 2015 was $439,479 and $397,471, of which $428,775 and $386,554, respectively, is included in cost of contract revenues and the remaining $10,704 is included in general and administrative expenses.

Note 2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standard Board (FASB) issued Accounting Standards Update (ASU) 2014-09, *Revenue from Contracts with Customers (Topic 606)* which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for the Company beginning in the year ending December 31, 2019, through early adoption is permitted. The new revenue standard may be applied retrospectively as of the date of adoption. Management is currently evaluating the impact of adopting the new revenue standard on its financial statements.

In January 2016, the FASB issued ASU 2016-02, *Leases (Topic 842)*. ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from leases classified as financing or operating leases. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. ASU 2016-02 is effective for financial statements issued for annual periods beginning after December 15, 2019. Management is currently evaluating the impact ASU 2016-02 will have on the financial statements.

Note 3. Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of contracts receivable and accounts payable. As of and for the year ended December 31, 2016, four customers accounted for approximately 52% of contract revenues and four customers accounted for approximately 58% of contact receivables. For the year, ended December 31, 2015, three customers accounted for approximately 72% of contract revenues and three customers accounted for approximately 59% of contact receivables. If the financial condition or operations of these customers deteriorate substantially, the Company's operating results could be adversely affected.

The Company purchases concrete materials from several suppliers. One supplier accounted for approximately 50% of material purchases and 42% of accounts payable as of and for both the years ended December 31, 2016 and 2015. Management believes the loss of this major supplier could, in the short-term, have an adverse effect on its operations.

Note 4. Contracts Receivable

Contracts receivable consisted of the following at December 31, 2016 and 2015:

	2016	2015
Contract Receivables	$ 3,327,524	$ 2,927,735
Retainages	2,078,382	1,081,422
Total	**$ 5,405,906**	$ 4,009,157

Note 5. Line of Credit

The Company has a $750,000 revolving line of credit with Extraco, N.A to facilitate working capital needs. The line of credit is secured by substantially all assets held by the Company, and is personally guaranteed by the shareholders. The line of credit bears interest at a rate of 5.0% as of December 31, 2016 and 2015. Interest payments are due monthly with all outstanding principal and interest due June 9, 2017. The line of credit was not renewed. The unused balance of the credit line was $750,000 as of December 31, 2016.

Note 6. Property and Equipment

Property and Equipment at December 31, 2016 and 2015, is summarized below:

	2016	2015
Construction Equipment	$ 2,999,199	$ 2,788,284
Computers and Software	53,551	50,888
Furniture, Fixtures, and Leasehold Improvements	115,506	115,506
	3,168,256	2,954,678
Less: Accumulated Depreciation	(1,461,207)	(1,022,729)
	1,707,049	1,931,949
Land and Improvement	129,392	129,392
Total	**$ 1,836,441**	$ 2,061,341

Note 7. Costs and Estimated Earnings on Uncompleted Contracts

Costs incurred and estimated earnings on uncompleted contracts at December 31, 2016 and 2015 were as follows:

	2016	2015
Cost Incurred on Uncompleted Contracts	$ 21,219,142	$ 13,099,684
Estimated Gross Profit on Uncompleted Contracts	3,171,815	509,136
Total	24,390,957	13,608,820
Less: Billings to Date	(25,306,560)	(14,426,179)
Total	$ (915,603)	$ (817,359)

Included in the accompanying balance sheets under the following captions:

	2016	2015
Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$ 111,608	$ 150,060
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(1,027,211)	(967,419)
Total	$ (915,603)	$ (817,359)

Note 8. Long-Term Debt

Long-term debt as of December 31st, consisted of the following:

	2016	2015
Notes payable to various financial institutions; secured by equipment, vehicles, and real estate, and a personal guaranty of a shareholder; payable in monthly installments totaling $41,838; including interest at rates ranging from 0% to 7.40%, with maturity dates ranging from 2017 to 2021.	$ 996,600	$ 1,329,442
Less Current Maturities	(373,351)	(493,627)
Long-Term Debt	$ 623,249	$ 835,815

Note 8. Long-Term Debt (Continued)

Maturities of long-term debt as of December 31, 2016 are as follow:

Year Ending December 31,	Amount
2017	$ 373,351
2018	329,187
2019	200,122
2020	42,694
2021	17,655
Thereafter	33,591
Total	$ 996,600

Note 9. Related Party Transactions

The Company has a shareholder loan in the amount of $170,000 as of December 31, 2016. Repayment terms for this loan have not been established.

Note 10. Retirement Plan

The Company has a 401k Plan (the Plan) covering substantially all eligible employees. Under the Plan, eligible employees may elect to defer a percentage of their salary subject to Internal Revenue Code limits. Employer contributions are discretionary. The Company has elected to match employee contributions up to 3% of the employee's annual salary. For the years ended December 31, 2016 and 2015, the Company contributed approximately $63,508 and $17,997 to the Plan, respectively.

Note 11. Leasing Commitments

Operating Lease-Lessor
In July 2016, the Company began leasing a rental property in Jarrell, TX to an unrelated tenant. The lease expires on December 31, 2017 and has a current monthly lease payment of $800. Total rental income for the year ended December 31, 2016 was $4,052.

Operating Lease-Related Party
On September 1, 2016, the Company began leasing office and yard space in Jarrell, TX from a related party. The lease expires on August 31, 2020 and has a current monthly lease payment of $9,000. Total rent expense for the year ended December 31, 2016 was $36,000.

Note 11. Leasing Commitments (Continued)

Operating Lease-Related Party (Continued)

The minimum future lease payments under operating leases at December 31, 2016 are as follows:

Year Ending December 31,	Amount
2017	$ 108,000
2018	108,000
2019	108,000
2020	27,000
Total	$ 351,000

Note 12. Subsequent Events

The Company has evaluated subsequent events through June 20, 2017, the date that the financial statements were available to be issued, in accordance with Accounting Standard Codification 855. No other subsequent events occurring after this date have been evaluated for inclusion in these financial statements. Management has determined that the following subsequent event merits disclosure for a fair presentation:

On April 9, 2017, the Company was acquired by T.A.S. Commercial Concrete Construction, LLC, a wholly owned subsidiary of Orion Group Holdings, Inc. (Orion) upon the execution of a Stock Purchase Agreement (the Purchase Agreement) for 100% of the authorized, issued, and outstanding shares of the Company.

Under the terms of, and subject to the conditions, set forth in the Purchase Agreement, the total aggregate consideration paid by Orion to the Company's shareholders was cash consideration of $6,000,000. If certain target considerations are met in future periods, an additional $2,000,000 will become payable to the shareholders.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnities, including certain post-closing covenants with respect to confidentiality, indemnification, an indemnity escrow agreement, and a working capital reconciliation.